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                                                                    EXHIBIT 10.7


                        [HAMBRECHT & QUIST LETTERHEAD]

March 22, 1999

Albert Greene
President and Chief Executive Officer
HealthCentral, Inc.
2600 Tenth Street
Berkeley, CA 94710

Dear Al:

Hambrecht & Quist LLC ("Hambrecht & Quist" or the "Placement Agent") is pleased to represent HealthCentral.com ("HealthCentral" or the "Company") as its exclusive placement agent in connection with the proposed private placement of a new issue of preferred stock or a similar financial security (the "Securities"). This letter sets forth the terms and conditions under which the Company and Hambrecht & Quist agree to work in connection with the proposed sale of the Securities.

Exclusive Agency; Best Efforts

Hambrecht & Quist will use its best efforts to place approximately $15.0 million of the Securities at a price to which the Company and Hambrecht & Quist shall mutually agree. The Company will not offer any of the Securities for sale to, or solicit any offers to buy from, any person or persons, whether directly or indirectly, otherwise than through Hambrecht & Quist; provided, however, that under no circumstances shall Hambrecht & Quist be liable for failure to obtain or produce the proposed financing.

Fees and Expenses

The Company will pay Hambrecht & Quist an initial retainer of $25,000 upon receiving an appropriate amount of bridge financing to be mutually agreed upon by the Company and Hambrecht & Quist. This retainer is nonrefundable but shall be credited against any further fees payable to Hambrecht & Quist as part of this engagement. In addition, the Company will promptly reimburse Hambrecht & Quist upon request for all of its reasonable out-of-pocket expenses, including the reasonable fees and expenses of counsel to the Placement Agent not in excess of $35,000. As is customary in private placements, the Company will also pay the fees and expenses of one counsel for the purchasers of the Securities up to a maximum amount which shall be agreed between the Company and the lead purchasers. Finally, the Company agrees to indemnify Hambrecht & Quist in accordance with the Standard Form of Indemnification Agreement set forth as Exhibit A hereto.

As compensation for its services as Placement Agent hereunder, the Company will pay to Hambrecht & Quist at each closing for the sale of Securities a cash fee to 6.0% of the value of the Securities sold at such closing, together with warrants equal in value to 2.0% of the Securities sold at such closing; provided, however, that the minimum aggregate cash consideration, if any, to be paid to Hambrecht & Quist in connection with this engagement shall not be less than $350,000.

In the event the Company enters into a strategic transaction involving a significant portion of the equity of the Company instead of, or in addition to, completing the proposed private placement, the Company agrees to pay Hambrecht & Quist a cash fee for its services equal to the greater of (i) the fee Hambrecht & Quist would have earned for the proposed private placement (subject to the limitations contained in this letter) or (ii) a fee for acting as financial advisor to the Company in connection with such strategic transaction (such fee to be consistent with market practice for such services when provided by nationally recognized investment banking firms).

Confidential Private Placement Memorandum

The Company hereby authorizes the Placement Agent to transmit to the prospective purchasers of the Securities a Confidential Private Placement Memorandum with attached exhibits and such supplements as may from time to time be prepared or approved by the Company (collectively, the "Memorandum"). The Memorandum will contain information and financial data concerning the Company and will be prepared, reviewed, and approved by the management of the Company. The documents comprising the Memorandum are
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the only documents that are to be delivered to the prospective purchasers by
Hambrecht & Quist and the Company in connection with the offering of the Securities.

The Company agrees that the Memorandum will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will advise Hambrecht & Quist immediately of the occurrence of any event or any other change known to the Company which results in the Memorandum containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company agrees that Hambrecht & Quist shall be entitled to rely upon all reports of the Company and information, whether written or oral, supplied to Hambrecht & Quist by or on behalf of the Company, and Hambrecht & Quist shall not in any respect to be responsible for the accuracy or completeness of any such report or information or assume any obligation to verify the same. Hambrecht & Quist will not make any representation to any person which is materially different from the information contained in the Memorandum.

Termination

This agreement may be terminated by the Company or Hambrecht & Quist, with or without cause, effective 5 days following receipt by the non-terminating party of written notice of such termination. Any such termination shall not (except as otherwise provided herein) affect the compensation, reimbursement, right of first refusal or indemnification provisions set forth herein, all of which will remain in full force and effect. In addition, if any person introduced to the Company by Hambrecht & Quist during the term of this engagement purchases Securities during the 9-month period following termination of this agreement, the Company shall pay Hambrecht & Quist upon the closing of such sale, a cash fee equal to the amount of the cash fee that would be payable had this agreement not been terminated.

Miscellaneous

Notwithstanding its engagement as placement agent hereunder, Hambrecht & Quist may not, without its prior written consent, be quoted or referred to in any document, release or communication prepared, issued or transmitted by the Company (including any entity controlled by, or under common control with, the Company and any director, officer, employee or agent thereof).

Following completion of this engagement, Hambrecht & Quist shall have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder.

This agreement shall be binding upon the Company, Hambrecht & Quist and their respective successors and assigns and shall be governed and construed in accordance with the laws of the State of California without giving effect to the conflicts of laws principles thereof.

If the foregoing correctly sets forth our understanding, please so indicate by executing this letter, together with the enclosed duplicate originals, in the space indicated and returning two (2) of these originals for our files. By so doing, the Company represents and warrants that it has obtained, or within 15 calendar days will obtain, Board of Directors' or other approval of this agreement necessary to cause this agreement to be duly authorized, executed and delivered by the Company.

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We look forward to working with you and your management team to conclude a successful financing.

                                             Cordially,

                                             HAMBRECHT & QUIST LLC

                                             /s/ E. EVANS STRANTON
                                             ---------------------------------
                                             By: E. Evans Stranton
                                             Title: Managing Director

Accepted and agreed as of March 22, 1999:

                                             HealthCentral.com

                                             /s/ AL GREENE
                                             ---------------------------------
                                             By: President

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                                                                       EXHIBIT A

                             HAMBRECHT & QUIST LLC

                  Standard Form of Indemnification Agreement

The following provisions regarding indemnification are an integral part of the letter agreement (the "Letter Agreement") to which they are attached between Hambrecht & Quist LLC (the "Placement Agent") and the Company named therein. Capitalized terms used but not defined below have the meanings given to them in the Letter Agreement.

Indemnification by the Company

In connection with the services which the Placement Agent has agreed to render to the Company in the Letter Agreement, the Company shall indemnify the Placement Agent, each of its directors, officers, employees, and agents and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Act") (collectively, the Placement Agent), and hold the Placement Agent harmless to the fullest extent permitted by law against any and all losses, claims, damages, and liabilities (and actions in respect thereof) to which the Placement Agent may become subject in connection with (i) the Placement Agent's use of information contained in the Memorandum that is materially inaccurate or alleged to be materially inaccurate in any respect (as a result of misrepresentation, omission, failure to update or otherwise) that is provided to the Placement Agent by the Company or its representatives, agents, or advisors, regardless of whether the Placement Agent knew or should have known of such inaccuracy, (ii) the breach of any representation, warranty or covenant of the Company contained in the Letter Agreement, or (iii) any other aspect of the rendering by the Placement Agent of services under the Letter Agreement, unless it is finally judicially determined that losses, claims, damages, or liabilities relating thereto were incurred solely as a result of the bad faith, intentional wrongdoing or willful misconduct of the Placement Agent. Notwithstanding the foregoing, the Company shall not be required to indemnify the Placement Agent for matters for which the Company is indemnified by the Placement Agent hereafter.

Indemnification by the Placement Agent

The Placement Agent shall indemnify the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and hold such person harmless to the fullest extent permitted by law, against any and all losses, claims, damages, and liabilities (and actions in respect thereof) to which such person may become subject if such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement of a material fact contained in the Memorandum (as amended or supplemented) or the omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Placement Agent specifically for inclusion therein, or (ii) any known violation by the Placement Agent of the provisions of Rule 502(c) of Regulation D.

Notice of Indemnification

Each party hereto agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it, or upon receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnify may be sought hereunder, it will promptly give written consent notice (the "Notice") of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification otherwise provided for hereunder shall be available to any party who shall fail so to give the notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnify agreement.

Defense by Indemnifying Party

Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects by giving written notice (the "Notice of Defense") to the indemnified party within a reasonable time after receipt of the Notice, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or

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proceedings, in which event such defense shall be conducted at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties, and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense.

If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense, and counsel chosen by the indemnifying party or parties is reasonable satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that
(x) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause
(i) of the proviso to the preceding paragraph, and (y) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after the receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding. The indemnifying party shall not be liable for settlement of any such action effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party shall indemnify with respect to such settlement or judgment.

Contribution if Indemnification Not Available

If for any reason the foregoing indemnity is unavailable to the indemnified party or insufficient to hold the indemnified party harmless, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such claims, liabilities, losses, damages or expenses, in such proportions as is appropriate to reflect not only the relative benefits received by the indemnifying party, on the one hand, and the indemnified party, on the other hand, but also the relative fault of the indemnifying party and the indemnified party, as well as any relevant equitable considerations. Notwithstanding any contrary provisions in this agreement, the aggregate contribution of the Placement Agent to all claims, liabilities, losses, damages, and expenses shall not exceed the amount of fees actually received by the Placement Agent pursuant to its engagement by the Company. It is hereby further agreed that the relative benefits to the Company, on the one hand, and Placement Agent, on the other hand, with respect to the transaction contemplated in the Letter Agreement shall be deemed to be in the same proportion as (i) the net proceeds actually received by the Company resulting from the sale of the Securities bears to (ii) the fees paid to Placement Agent with respect to such sale. The indemnifying party agrees that its indemnification commitments herein set forth shall apply whether or not the indemnified party is a formal party to any such actions or proceedings, that such commitments shall be in addition to any liability that the indemnifying party may have to the indemnified party at common law or otherwise, and that such commitments shall survive any termination of the Letter Agreement.

Survival and Effect

This indemnity agreement and the representations and warranties of the parties contained in the Letter Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Placement Agent, and shall survive any termination of such Letter Agreement or the issuance and delivery of the Securities.

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